                                                                    EXHIBIT 4.9

                                     FORM OF
                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "AGREEMENT"), dated as of _______ __, 200__ is among ZIX CORPORATION, a Texas corporation ("BORROWER" and together with its Subsidiaries (as defined in Section 1 below) sometimes hereinafter are referred to individually as a "LOAN PARTY" and collectively as "LOAN PARTIES"), ________________, a ___________ [entity] ("SUBORDINATED LENDER"), and PROMETHEAN ASSET MANAGEMENT L.L.C., a Delaware limited liability company, in its capacity as agent ("AGENT") for the Lenders (as defined in Section 1 below).

                                    RECITALS

         A. Borrower and Lenders have entered into a certain Securities Purchase Agreement dated as of September __, 2002 (as the same has been and hereafter may be amended, modified, supplemented or restated, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which Borrower issued and sold the Convertible Notes (as defined in Section 1 below) to the Lenders.

         B. Borrower granted, and may hereafter grant, to Agent, for the benefit of Agent and the Lenders, a first priority security interest in its assets and property pursuant to a certain security agreement (as the same may be amended, modified, supplemented or restated from time to time, the "SECURITY AGREEMENT") among Borrower and Agent, to secure its indebtedness, liabilities and obligations under the Loan Documents (as defined in Section 1 below).

         C. Subordinated Lender and Borrower have entered, or are about to enter, into that certain [_____________________] (as the same may be amended, modified, supplemented or restated in accordance with the terms hereof, the "SUBORDINATED LOAN AGREEMENT"), pursuant to which [BORROWER IS OBLIGATED TO PAY TO SUBORDINATED LENDER A CERTAIN AMOUNT OF MONEY] (the "SUBORDINATED LOANS"). The Subordinated Loans shall be evidenced by certain promissory notes issued in accordance with the terms of the Subordinated Loan Agreement and made by Borrower payable to the order of Subordinated Lender (such promissory notes, together with any and all promissory notes issued in replacement or substitution therefor, in each case as the same may be amended, modified, supplemented or restated from time to time, hereinafter are referred to as the "SUBORDINATED NOTES").

         D. As an inducement to and as one of the conditions precedent to the obligation of Agent and Lenders to permit the incurrence of the Subordinated Indebtedness (as defined in Section 1 below), Agent and Lenders have required the execution and delivery by Subordinated Lender and Borrower of this Agreement.

         NOW, THEREFORE, in order to induce Agent and Lenders to permit the incurrence of the Subordinated Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

                  AGENT shall have the meaning ascribed to such term in the preamble of this Agreement, or shall mean any other person hereafter appointed by the holders of the Senior Indebtedness as agent for themselves for the purposes of this Agreement.

                  CONVERTIBLE NOTES means the secured convertible notes of the Borrower issued pursuant to the Securities Purchase Agreement, as they may be amended from time to time, and any secured convertible notes issued in exchange therefor or replacement thereof, including upon any transfer of any principal amount of the Convertible Notes.

                  ENFORCEMENT ACTION is defined in Section 2.7.

                  JUNIOR COLLATERAL means all of the property and interests in property, tangible, real or personal, if any, now owned or hereafter acquired by any Loan Party, in or upon which any Loan Party has granted or may hereafter grant a Junior Lien, and including, without limitation, all proceeds and products of such property and interests in property.

                  JUNIOR LIENS means all liens, collateral assignments, mortgages and security interests, if any, previously or hereafter granted by any Loan Party or any other Person to Subordinated Lender securing in whole or in part any of the Subordinated Indebtedness.

                  LENDER OR LENDERS shall mean any "Buyer" or the "Buyers," respectively, as such terms are defined in the Securities Purchase Agreement; provided that upon transfer of any principal amount of the Convertible Notes, such terms shall refer to any holder or all of the holders, respectively, of the Senior Indebtedness.

                  LOAN DOCUMENTS means the Securities Purchase Agreement, the Convertible Notes, the Security Agreement and each of the other agreements entered into by the Borrower and/or the Lenders in connection therewith.

                  LOAN PARTIES is defined in the preamble of this Agreement.

                  PROCEEDING is defined in Section 2.3.

                  SENIOR COLLATERAL means all of the property and interests in property, tangible, real or personal, now owned or hereafter acquired by any Loan Party, in or upon which any Loan Party has granted a Senior Lien, and including, without limitation, all proceeds and products of such property and interests in property.

                  SENIOR INDEBTEDNESS shall mean any and all indebtedness, obligations and liabilities of every nature incurred by Borrower under the Loan Documents, including any accrued interest or other payments from time to time owing the Agent and/or any Lenders under the Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Law (as defined in the Convertible Notes) together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

                  SENIOR LIENS means all liens, collateral assignments, mortgages and security interests previously or hereafter granted by any Loan Party or any other Person to Agent or the Lenders, for the benefit of Agent and/or the Lenders, and their respective successors, assigns and participants, securing in whole or in part any of the Senior Indebtedness.

                  SUBORDINATED DEFAULT shall mean a default in the payment of the Subordinated Indebtedness or in the performance of any term, covenant or condition contained in the Subordinated Loan Instruments, or any other occurrence permitting Subordinated Lender to accelerate or demand payment of all or any portion of the Subordinated Indebtedness.

                  SUBORDINATED DEFAULT NOTICE shall mean a written notice to Agent pursuant to which Agent is notified of the existence of a Subordinated Default.

                  SUBORDINATED INDEBTEDNESS shall mean all of the Subordinated Loans and any and all other indebtedness, liabilities and obligations of Borrower and its Subsidiaries to Subordinated Lender evidenced by the Subordinated Notes and all other amounts now or hereafter owed by the Loan Parties, or any of them, to Subordinated Lender pursuant to the Subordinated Loan Instruments.

                  SUBORDINATED LOAN INSTRUMENTS shall mean the Subordinated Notes, the Subordinated Loan Agreement, any guaranty with respect to the Subordinated Indebtedness and all other agreements, documents and instruments evidencing or pertaining to any portion of the Subordinated Indebtedness.

                  SUBSIDIARIES mean any entity in which the Borrower, directly or indirectly, owns capital stock or holds an equity or similar interest, other than entities in which the Borrower (i) has less than 25% of the voting control of such entity, (ii) has less than 25% of the equity interest in such entity and (iii) has no exposure to any liability, contingent or otherwise, that could result in a Material Adverse Effect (as defined in the Securities Purchase Agreement).

         2. SUBORDINATION OF SUBORDINATED INDEBTEDNESS TO SENIOR INDEBTEDNESS.

                  2.1 SUBORDINATION. The payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated, to the extent and in the manner set forth herein, to the indefeasible payment in full, in cash and/or through conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, of the Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained herein.

                  2.2 RESTRICTION ON PAYMENTS. Notwithstanding any provision of the Subordinated Loan Instruments to the contrary and in addition to any other limitations set forth herein or therein, no payment of principal, interest or any other amount due with respect to the Subordinated Indebtedness shall be made by Borrower or received by Subordinated Lender, and Subordinated Lender shall not exercise any right of set-off or recoupment with respect to the Subordinated Indebtedness, at any time when any Convertible Notes are outstanding, when any other amounts are due to Agent or any Lender with respect to the Senior Indebtedness or when Agent or any Lender has an outstanding payment claim against Borrower with respect to the Senior Indebtedness; provided, however, that amounts not in excess of $50,000, individually or in the aggregate, that are the subject of a bona fide dispute between Borrower and Agent or any Lender shall not be considered an "outstanding payment claim" for purposes of this sentence.

                  2.3 PROCEEDINGS. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Borrower or any of its Subsidiaries or any of their respective properties (a "PROCEEDING"), (i) all Senior Indebtedness first shall be paid in full in cash before any payment of or with respect to the Subordinated Indebtedness shall be made; (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Collateral Agency Agreement of even date herewith by and among Agent and Lenders (the "AGENCY AGREEMENT") until all Senior Indebtedness is paid in full in cash, and Subordinated Lender irrevocably authorizes, empowers and directs all receivers, trustees, debtors-in-possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and Subordinated Lender also irrevocably authorizes, empowers and directs Agent to demand, sue for, collect and receive every such payment or distribution; (iii) Subordinated Lender agrees to execute and deliver to Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (ii); and (iv) Subordinated Lender may execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (A) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Lender promptly to do so within fifteen (15) days prior to the expiration of the time to file any such proof and (B) vote such proofs of claim in any such Proceeding; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Lender shall not be entitled to change or withdraw such vote. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent, Lenders and Subordinated Lender even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder.

                  2.4 INCORRECT PAYMENTS. If any payment is received by Subordinated Lender on account of the Subordinated Indebtedness at a time when such payment is prohibited by Section 2.2, such payment shall not be commingled with any asset of Subordinated Lender, shall be held in trust by Subordinated Lender for the benefit of Agent and the Lenders and shall promptly be paid over to Agent, or its designated representative, for application (in accordance with the Agency Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is paid in full.

                  2.5 SALE, TRANSFER. Subordinated Lender shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness without the prior written consent of Agent and the Lenders, which consent may be given or withheld in their sole and absolute discretion. In the event of a permitted sale, assignment, disposition or other transfer, Subordinated Lender, prior to the consummation of any such action, shall cause the transferee thereof to execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Lenders and Agent arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Lender, as provided in Section 11 below.

                  2.6 LEGENDS. Until the Senior Indebtedness is paid in full, each of the Subordinated Loan Instruments at all times shall contain in a conspicuous manner the following legend:

                  "This Note [or other Subordinated Loan Instrument] and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the "SUBORDINATION AGREEMENT") dated as of _____________________ ____, 200__ among Zix Corporation
                  ("BORROWER"), _____________ and Promethean Asset Management L.L.C., a Delaware limited liability company ("AGENT"), to the indebtedness (including interest) owed by Borrower to the holders of all of the notes issued pursuant to that certain Securities Purchase Agreement dated as of September __, 2002 among Borrower and the purchasers thereunder, as such Securities Purchase Agreement has been and hereafter may be supplemented and amended from time to time; and each holder of this Note [or other Subordinated Loan Instrument], by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."

                  2.7 RESTRICTION ON ACTION BY SUBORDINATED LENDER.

                  (a) Until the Senior Indebtedness is paid in full and notwithstanding anything contained in the Subordinated Loan Instruments or the Loan Documents to the contrary, Subordinated Lender shall not, without the prior written consent of Agent, which consent may be granted or withheld in Agent's sole and absolute discretion, agree to any amendment, modification or supplement to the Subordinated Loan Instruments the effect of which is to (i) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other debt, (ii) shorten the maturity date of any of the Subordinated Indebtedness or otherwise alter the repayment terms of the Subordinated Indebtedness in a manner which would cause the Subordinated Indebtedness to mature or require repayment prior to the Maturity Date (as defined in the Convertible Notes) or (iii) take any lien or security interest in any Senior Collateral.

                  (b) Until the Senior Indebtedness is paid in full, in cash and/or through conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, Subordinated Lender shall not, without the prior written consent of Agent, which consent may be granted or withheld in Agent's sole and absolute discretion, (i) take any action to collect or enforce payment of the Subordinated Indebtedness or (ii) exercise any of the remedies with respect to the Subordinated Indebtedness and/or the Junior Collateral, as set forth in any of the Subordinated Loan Instruments or that otherwise may be available to Subordinated Lender, either at law or in equity by judicial proceedings or otherwise (an "ENFORCEMENT ACTION"). Any distributions or other proceeds of any Enforcement Action obtained by Subordinated Lender in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Agent and Lenders and promptly paid or delivered to Agent for the benefit of Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and/or through conversion of the Convertible Notes in accordance with the terms of the Convertible Notes.

                  2.8 BANKRUPTCY FINANCING ISSUES. This Agreement shall continue in full force and effect after the filing of any petition ("PETITION") by or against any Loan Party under the Bankruptcy Law (as defined in the Convertible Notes) and all converted or succeeding cases in respect thereof. All references herein to a Loan Party shall be deemed to apply to such Loan Party as debtor-in-possession and to a trustee for such Loan Party. If any Loan Party shall become subject to a Proceeding under the Bankruptcy Law (as defined in the Convertible Notes), and if Agent or any Lender shall desire to permit such Loan Party to use cash collateral or to provide post-Petition financing (or liens to secure same) from Agent or such Lender to such Loan Party under the Bankruptcy Law (as defined in the Convertible Notes), Subordinated Lender agrees as follows: (1) adequate notice to Subordinated Lender shall be deemed to have been provided for such permission or post-Petition financing if Subordinated Lender receives notice thereof three (3) Business Days (or such shorter notice as has been approved by the bankruptcy court for creditors in general) prior to the hearing in respect of such use of cash collateral or such financing and (2) no objection will be raised by Subordinated Lender to any such use by such Loan Party of cash collateral on the grounds of a failure to provide adequate protection for any Junior Lien on the Junior Collateral.

         3. COLLATERAL MATTERS.

                  3.1 VALIDITY OF SENIOR LIENS. Subordinated Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Senior Liens and that as between Subordinated Lender on the one hand and Agent and Lenders on the other hand, the terms of this Agreement shall govern even if all or part of the Senior Indebtedness or the Senior Liens are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

                  3.2 MANAGEMENT OF COLLATERAL. Until such time as all amounts due or to become due on or in respect of Senior Indebtedness have been paid in full, Agent and Lenders shall have the exclusive and unfettered right to manage, perform and enforce the terms of the Loan Documents with respect to all Senior Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion and exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Senior Collateral and to hold, prepare for sale, process, sell, lease, foreclose upon, collect, exercise rights or remedies with respect to, dispose of, or liquidate the Senior Collateral, and Subordinated Lender shall not take or seek to take any such action. In connection therewith, Subordinated Lender waives any and all rights to affect the method or challenge the appropriateness of any action by Agent and/or the Lenders and hereby consents to Agent and/or the Lenders dealing with the Senior Collateral as if the Subordinated Lender shall not have had any security interest therein, irrespective of whether any Senior Collateral constitutes proceeds of any Junior Collateral.

                  3.3 NOTICES AND WAIVER OF MARSHALING. Subordinated Lender, Agent and each Lender each acknowledges that this Agreement shall constitute notice of their respective interests, if any, in the Senior Collateral as provided by Section 9-504 of the Uniform Commercial Code in the applicable jurisdiction and each hereby waives any right to compel any marshaling of any of the Senior Collateral. To the extent that Agent or any Lender has possession of any Senior Collateral while any Subordinated Indebtedness is outstanding, Agent or such Lender in possession acknowledges notice of the security interest in such Senior Collateral of the Subordinated Lender for the purposes of Section 9-305 of the Texas Uniform Commercial Code and acknowledges that it is holding any such Senior Collateral constituting certificated securities for Subordinated Lender for the purposes of Section 8-301 of the Texas Uniform Commercial Code.

                  3.4 INSURANCE PROCEEDS. Proceeds of the Junior Collateral, if any, and Senior Collateral include insurance proceeds, and therefore, notwithstanding the terms set forth in the Subordinated Loan Instrument to the contrary, the priorities set forth in Section 2 hereof govern the ultimate disposition of casualty insurance proceeds. Identifiable proceeds of Junior Collateral, if any, shall be maintained in a manner that segregates them from any Senior Collateral. If and to the extent any identifiable proceeds from Junior Collateral are commingled or otherwise deposited into any account representing

         Senior Collateral, such proceeds shall be deemed to be, and Junior Creditor hereby agrees they are, Senior Collateral.

         4. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Lender, Agent and Lenders arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to any Loan Document or any Subordinated Loan Instrument; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above.

         5. REPRESENTATIONS AND WARRANTIES. Subordinated Lender hereby represents and warrants to Agent as follows:

                  5.1 EXISTENCE AND POWER. Subordinated Lender is a [SPECIFY ENTITY TYPE] duly organized, validly existing and in good standing under the laws of the State of [_________].

                  5.2 AUTHORITY. Subordinated Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of Subordinated Lender.

                  5.3 BINDING AGREEMENTS. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Subordinated Lender enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  5.4 CONFLICTING AGREEMENTS; LITIGATION. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Subordinated Lender or affecting the property of Subordinated Lender conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien upon the property of Subordinated Lender pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of Subordinated Lender's knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.

                  5.5 NO DIVESTITURE. Subordinated Lender is the current owner and holder of the Subordinated Note and all other Subordinated Loan Instruments.

                  5.6 SENIOR COLLATERAL. Subordinated Lender has no, and will not take any, Junior Liens on any of the Senior Collateral.

         6. CUMULATIVE RIGHTS, NO WAIVERS. Each and every right, remedy and power granted to Agent or Lenders hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Agent or Lenders, from time to time, concurrently or independently and as often and in such order as Agent or Lenders may deem expedient. Any failure or delay on the part of Agent or Lenders in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Agent's or Lenders' right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Agent's or Lenders' rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

         7. MODIFICATION. Any modification of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Lender. Any waiver of any provision of this Agreement, or any consent to any departure by a party therefrom, shall not be effective in any event unless the same is in writing and signed by the party against whom enforcement is sought, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given. Any notice to or demand on Subordinated Lender in any event not specifically required of Agent hereunder shall not entitle Subordinated Lender to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         8. ADDITIONAL DOCUMENTS AND ACTIONS. Subordinated Lender at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Agent and at the expense of Borrower, promptly will execute and deliver such further reasonable documents and do such further reasonable acts and things as Agent may request in order to effect fully the purposes of this Agreement.

         9. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  To Subordinated
                                   ------------------------------------
                  Lender:
                                   ------------------------------------

                                   ------------------------------------

                                   Attention:
                                                     --------------------------
                                   Facsimile:
                                                     --------------------------

                  with a copy to:
                                   ------------------------------------

                                   ------------------------------------

                                   ------------------------------------

                                   Attention:
                                                     --------------------------
                                   Facsimile:
                                                     --------------------------

                  To Borrower:     Zix Corporation
                                   2711 North Haskell Avenue
                                   Suite 2300, LB 36
                                   Dallas, Texas 75204-2960
                                   Attention:        General Counsel
                                   Facsimile:        (214) 515-7385

                  with a copy to:  Hughes & Luce, LLP
                                   111 Congress Avenue, Suite 900
                                   Austin, Texas 78701
                                   Attention:        Bryan C. Wittman, Esq.
                                   Facsimile:        (512) 482-6859

                  To Agent:        Promethean Asset Management L.L.C.
                                   750 Lexington Avenue, 22nd Floor
                                   New York, New York 10022
                                   Attention:        David M. Kittay
                                                     Greg Carney
                                   Facsimile:        (212) 758-9334

                  With a copy to:  Katten Muchin Zavis Rosenman
                                   525 West Monroe Street
                                   Suite 1600
                                   Chicago, Illinois  60661
                                   Attention:        Robert J. Brantman, Esq.
                                   Facsimile:        (312) 902-1061

If to a Lender, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such Lender's representatives as set forth on the Schedule of Buyers to the Securities Purchase Agreement, or, in the case of a Lender or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         10. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of Agent and Lenders and shall be binding upon the successors and assigns of Subordinated Lender and Borrower.

         12. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         13. DEFINES RIGHTS OF CREDITORS. The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Lender, Agent and Lenders and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower. The failure of Borrower to make any payment to Subordinated Lender due to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Subordinated Default.

         14. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Instruments, the provisions of this Agreement shall control and govern. For purposes of this Section 14, to the extent that any provisions of any of the Subordinated Loan Instruments provide rights, remedies and benefits to Agent or Lenders that exceed the rights, remedies and benefits provided to Agent or Lenders under this Agreement, such provisions of the applicable Subordinated Loan Instruments shall be deemed to supplement (and not to conflict with) the provisions hereof.

         15. STATEMENT OF INDEBTEDNESS TO SUBORDINATED LENDER. Borrower will furnish to Agent upon demand, a statement of the indebtedness owing from Borrower to Subordinated Lender, and will give Agent access to the books of Borrower so that Agent can make a full examination of the status of such indebtedness.

         16. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         17. TERMINATION. This Agreement shall terminate upon the indefeasible payment in full of the Senior Indebtedness.

         18. SUBORDINATED DEFAULT NOTICE. Subordinated Lender and Borrower each shall provide Agent with a Subordinated Default Notice upon the occurrence of each Subordinated Default, and Subordinated Lender shall notify Agent in the event such Subordinated Default is cured or waived. Agent shall promptly furnish to Subordinated Lender notice of the acceleration of any Senior Indebtedness, provided, that subject to the terms and conditions of this Agreement, the failure to furnish such notice to the Subordinated Lender shall not be actionable by any person and shall not have any effect upon any of the rights and obligations of the parties hereto or any of the rights of the Subordinated Lender on account of any acceleration of Senior Indebtedness.

         19. NO CONTEST OF SUBORDINATED INDEBTEDNESS. Agent and the Lender each agree that it will not, and will not encourage any other person to, at any time, contest the validity or enforceability of the Subordinated Indebtedness, except in connection with the exercise of rights under this Agreement and as a lender with senior priority to Subordinated Lender.

         20. NO CONTEST OF SENIOR INDEBTEDNESS OR SENIOR LIENS. Subordinated Lender agrees that it will not, and will not encourage any other person to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or the Senior Liens in the Senior Collateral granted to Agent pursuant to the Loan Documents.

         21. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.


                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, Subordinated Lender, Borrower and Agent have caused this Subordination Agreement to be executed as of the date first above written.

                            SUBORDINATED LENDER:

                            [NAME]

                            By:
                               ---------------------------------------
                            Name:
                                 -------------------------------------
                            Title:
                                  ------------------------------------


                            BORROWER:

                            ZIX CORPORATION


                            By:
                               ---------------------------------------
                            Name:
                                 -------------------------------------
                            Title:
                                  ------------------------------------


                            AGENT:

                            PROMETHEAN ASSET MANAGEMENT L.L.C.,
                            in its capacity as agent for all Lenders


                            By:
                               ---------------------------------------
                            Name:
                                 -------------------------------------
                            Title:
                                  ------------------------------------